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                                SEQUOIA SYSTEMS, INC.

                    Amendment to 1986 Incentive Stock Option Plan
                                         and
                         1986 Supplemental Stock Option Plan

             (Adopted by the Board of Directors on December 13, 1994 and
                  Approved by the Stockholders on March 29, 1995.)

         RESOLVED:      That, subject to stockholder approval, Section 3(a)
         --------       of the Company's 1986 Incentive Stock Option Plan
                        be amended to read in its entirety as follows:

                        "3.  SHARES SUBJECT TO THE PLAN.
                             --------------------------

                             (a)  Subject to the provisions of Section 9
                        relating to adjustments upon changes in the Company's Common Stock, the shares that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate three million seven hundred thousand (3,700,000) shares of the Company's Common Stock; provided, however, that such aggregate number of shares shall be reduced to reflect the number of shares of the Company's Common Stock that have been sold pursuant to, or may be sold pursuant to outstanding options granted under, the Company's 1986 Supplemental Option Plan to the same extent as if such sales had been made or options had been granted pursuant to this Plan. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan."

         FURTHER
         RESOLVED:      That, subject to stockholder approval, Section 3(a)
         --------       of the Company's 1986 Supplemental Stock Option
                        Plan be amended to read in its entirety as follows:

                        "3.  SHARES SUBJECT TO THE PLAN.
                             --------------------------

                             (a)  Subject to the provisions of Section 9
                        relating to adjustments upon changes in the
                        Company's Common Stock, the shares that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate three million seven hundred thousand (3,700,000) shares of the Company's Common Stock; provided, however, that such aggregate number of shares shall be reduced to reflect the number of shares of the Company's
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                        Common Stock that have been sold pursuant to, or
                        may be sold pursuant to outstanding options granted under, the Company's 1986 Incentive Stock Option Plan to the same extent as if such sales had been made or options had been granted pursuant to this Plan. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan."


         FURTHER
         RESOLVED:      That, subject to stockholder approval, Section 4 of
         --------       each of the Company's 1986 Incentive Stock Option
                        Plan and 1986 Supplemental Stock Option Plan be amended by adding the following to the last subsection of each such Section;

                        "Notwithstanding any provision of the Plan to the contrary and subject to adjustment as provided in
                        Section 9, from and after December 13, 1994, the maximum number of shares with respect to which options may be granted to any employee under the Plan shall not exceed 500,000 in any given calendar year."

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